Exhibit 3.7

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

ADVENT SOFTWARE, INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

*****

Advent Software, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

1. Article Fourth of the Corporation’s Third Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is 1,000, all of which shall be shares of common stock, par value $0.01 per share.

2. The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

3. The effective date of the amendment shall be September 8, 2015.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on this 8th day of September, 2015.

ADVENT SOFTWARE, INC.

By:	/s/ Normand A. Boulanger
	Name:	Normand A. Boulanger
	Title:	VICE PRESIDENT